Ann Parker, Director
Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION
FOR ITS 9 1/2% SENIOR SUBORDINATED NOTES DUE 2013
Expects to Increase Size of Term Loan B Credit Facility to $625 Million
          SIOUX FALLS, MARCH 26, 2007 — LodgeNet Entertainment Corporation (NASDAQ:LNET) (the “Company”) announced today that it is offering to purchase for cash any and all of its outstanding $200,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2013 (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 26, 2007 and the accompanying Letter of Transmittal and Consent (together, the “Offer Documents”). The Company is also soliciting consents from holders of the Notes to, among other things, eliminate the covenants in the indenture (the “Indenture”) under which the Notes were issued. The tender offer and consent solicitation is being conducted in connection with the Company’s pending acquisition of Ascent Entertainment Group, Inc., the parent of On Command Corporation (the “Acquisition”).
          The consent solicitation will expire at 5:00 p.m., New York City Time, on April 9, 2007, unless earlier terminated or extended (such date and time, as the same may be extended, the “Consent Time”). The tender offer will expire at 8:00 a.m., New York City time, on April 23, 2007, unless terminated or extended (such date and time, as the same may be extended, the “Expiration Time”).
          The total consideration to be paid for each $1,000 in principal amount of Notes validly tendered and accepted for purchase, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and will be calculated based on a fixed spread pricing formula. The total consideration will be determined on April 9, 2007 based, in part, upon a fixed spread of 50 basis points over the yield on the 4.875% U.S. Treasury Note due May 31, 2008. The total consideration includes a consent payment equal to $30.00 per $1,000 in principal amount of Notes (the “Consent Payment”). The detailed methodology for calculating the total consideration for Notes is outlined in the Offer Documents.
          To facilitate the funding of the Tender Offer, the Company has determined to increase the size of the term loan component of its previously announced senior secured credit facilities it expects to enter into in connection with the Acquisition. The term loan component of the senior credit facilities will increase from $400 million to $625 million, of which $400 million will be funded immediately in order to refinance the Company’s existing credit facility and to fund the Acquisition. The remaining $225 million will be available as a delayed draw term loan on or before April 27, 2007, for the funding of the Tender Offer. The closing of the senior secured credit facilities will be subject to customary closing conditions.

          Holders who validly tender their Notes by the Consent Time will be eligible to receive the total consideration. Holders who validly tender their Notes after the Consent Time, but on or prior to the Expiration Time, will be eligible to receive the total consideration less the Consent Payment. In either case, all Holders who validly tender their Notes will receive accrued but unpaid interest up to but not including the date of settlement.
          Holders who tender their Notes must consent to the proposed amendments. Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time, subject to limited exceptions. The tender offer is subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments to the indenture, the increase in the term loan component of the senior secured credit facilities, the closing of the senior secured credit facilities transaction and the closing of the Acquisition having occurred or occurring substantially concurrent with the expiration of the Tender Offer and certain other general conditions.
          The proposed amendments to the Indenture for which consents are being solicited will be set forth in a supplemental indenture and are described in more detail in the Offer Documents. The supplemental indenture will not be executed unless the Company has received consents from Holders of a majority in principal amount of the Notes outstanding, and the amendments will not become operative unless the Company has accepted for purchase at least a majority in principal amount of the Notes pursuant to the Offer Documents.
          Bear, Stearns & Co. Inc. and Credit Suisse Securities (USA) LLC are acting as Dealer Managers for the tender offer and as the Solicitation Agents for the consent solicitation and can be contacted at (212) 272-5112 (collect) or (877) 696-BEAR (toll free) or at
(212) 325-7596 (collect). D.F. King & Co., Inc. is the Information Agent and can be contacted at (212) 269-5550 (for banks and brokers only) or (888) 644-5854 (toll free). Copies of the Offer Documents and other related documents may be obtained from the Information Agent.
          The tender offer and consent solicitation are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Company. The tender offer and consent solicitation are being made solely by the Company’s Offer Documents. This press release also is not a solicitation of consents to the proposed amendments to the indenture. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.
About LodgeNet
          LodgeNet Entertainment Corporation (www.lodgenet.com) is a world leader in interactive TV and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, on-demand games, music and music videos, subscription sports programming and television on-demand programming, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive hotel rooms representing more than 6,000 hotel properties worldwide. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

Forward-looking statement
          Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated free cash flow, cash earnings per share, debt ratios and synergies, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth, and, in particular, the success of the $675 million syndication on terms favorable to LodgeNet; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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